Registration No. 333-52452

As filed with the Securities and Exchange Commission on November 7, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

DELUXE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0216800
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

801 Marquette Avenue South

Minneapolis, Minnesota 55402

(Address of principal executive offices,

including zip code)

DELUXE CORPORATION DEFERRED COMPENSATION PLAN

(2001 RESTATEMENT)

(Full title of the plan)

Jeffrey L. Cotter

SVP, Chief Administrative Officer and General Counsel

Deluxe Corporation

801 Marquette Avenue South

Minneapolis, Minnesota 55402

(651) 483-7111

(Name, address and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Deregistration of Securities.

The Registrant is filing this second post-effective amendment (the “Post-Effective Amendment No. 2”) to the Registration Statement on Form S-8 (Commission File No. 333-52452) filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2000, as amended by the first post-effective amendment filed with the SEC on January 7, 2002 (the “Registration Statement”) to deregister any remaining deferred compensation obligations, registered but not deferred by eligible employees under the Deluxe Deferred Compensation Plan (2001 Restatement) (the “Plan”) or otherwise unused under the Registration Statement.

Therefore, in accordance with an undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, the securities registered under the Registration Statements that have not been used, the Company hereby amends the Registration Statement to deregister any remaining deferred compensation obligations, registered but not deferred by eligible employees under the Plan or otherwise unused under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 7, 2024.

DELUXE CORPORATION

By: /s/ Jeffrey L. Cotter
Jeffrey L. Cotter
Senior Vice President, Chief Administrative Officer and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 7, 2024.

Signature	Title

/s/ Barry C. McCarthy	President and Chief Executive Officer and Director
Barry C. McCarthy	(Principal Executive Officer)

/s/ William C. Zint	Senior Vice President, Chief Financial Officer
William C. Zint	(Principal Financial Officer and Principal Accounting Officer)

/s/ Angela L. Brown	Director
Angela L. Brown

/s/ William C. Cobb	Director
William C. Cobb

/s/ Paul R. Garcia	Director
Paul R. Garcia

/s/ Cheryl E. Mayberry McKissack	Director
Cheryl E. Mayberry McKissack

/s/ Thomas J. Reddin	Director
Thomas J. Reddin

/s/ Martyn R. Redgrave	Director
Martyn R. Redgrave

/s/ John L. Stauch	Director
John L. Stauch

/s/ Telisa L. Yancy	Director
Telisa L. Yancy